Independent auditors' consent

The board and shareholders
IDS Life Investment Series, Inc.
    IDS Life Capital Resource Fund
    IDS Life International Equity Fund
    IDS Life Aggressive Growth Fund
    IDS Life Growth Dimensions Fund
IDS Life Special Income Fund, Inc.
    IDS Life Special Income Fund
    IDS Life Global Yield Fund
    IDS Life Income Advantage Fund
IDS Life Moneyshare Fund, Inc.
IDS Life Managed Fund, Inc.:


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.





KPMG Peat Marwick LLP

Minneapolis, Minnesota
October   , 1997